UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	June 26, 2002 (Date of Earliest Event Reported)

Insurance Management Solutions Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-25273	59-3422536

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

360 Central Avenue St. Petersburg, Florida		33701

(Address of principal executive offices)		(Zip Code)

(727) 803-2040

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

Insurance Management Solutions Group, Inc. (including its subsidiaries, the “Company”) is filing this Current Report on Form 8-K to report (i) the resignation and replacement of its Chairman of the Board of Directors and (ii) modifications in its existing service arrangements with Bankers Insurance Group, Inc. (including its subsidiaries, “BIG”).

On June 26, 2002, David K. Meehan resigned as Chairman of the Board of Directors of the Company, effective as of July 1, 2002. Mr. Meehan’s resignation as Chairman of the Board coincides with his appointment as President and Chief Executive Officer of each of Bankers Insurance Company, First Community Insurance Company and Bankers Security Insurance Company, all direct or indirect subsidiaries of BIG, the Company’s principal customer and majority shareholder. Mr. Meehan will remain as a Director of the Company. On June 26, 2002, the Board of Directors of the Company elected David M. Howard as Chairman of the Board of Directors, effective July 1, 2002. Mr. Howard has served as a Director of the Company since June 2000, as President of the Company since August 1999, and as Chief Executive Officer of the Company since January 2000.

Effective July 1, 2002, the Company amended its existing Administration Services Agreement, effective October 1, 2001, with BIG (the “Service Agreement” and, as amended, the “Amended Service Agreement”), such that, as of July 1, 2002, the Company no longer provides policy administration or claims processing services for BIG’s personal (i.e., automobile and homeowners) insurance lines of business or claims processing for BIG’s commercial insurance lines of business. However, the Company will continue to provide policy administration, claims administration and data processing services in connection with BIG’s flood insurance line of business, with no change in the existing fee structure. In addition, pursuant to the Amended Service Agreement, the Company will continue to provide BIG with information technology hosting and support services for a fixed monthly fee. The Company will also continue to provide BIG with various other back-office support services, including cash office processing, records management, policy assembly, and print and mail distribution services, in connection with all of BIG’s personal and commercial insurance lines of business. For the foregoing services, BIG will pay the Company a monthly fee based upon a percentage of the direct written premium for each line of business (except if provided in connection with BIG’s flood insurance line, where no additional fee will be imposed over that mentioned above). With respect to the service fees payable in connection with BIG’s personal (i.e., automobile and homeowners) and commercial insurance lines of business, the applicable percentage of direct written premium being charged has been reduced to reflect the reduction in the services being provided in connection with such lines of business. If the Amended Service Agreement had been in effect as of January 1, 2002, the Company’s affiliated outsourcing services revenues for the three months ended March 31, 2002, which were $7.1 million on an actual basis, would have been $3.0 million.

Also effective July 1, 2002, in connection with the foregoing modifications to the Service Agreement, the Company terminated 98 employees, or approximately 28% of its total workforce. Of these employees, 81 worked in claims processing and 17 worked in policy administration. BIG has informed the Company that all of these employees have been offered comparable positions by BIG. The Company expects to realize savings of approximately $5.1 million in annual payroll costs and related expenses as a result of this reduction in its workforce. Moreover, as previously reported, the Company has recently taken other actions designed to improve the Company’s cost structure, including terminating two facility subleases with BIG and its affiliates effective as of June 30, 2002 and August 28, 2002, respectively. The Company expects to realize cost savings of approximately $725,000 annually as a result of the termination of these two subleases.

Management of the Company believes that the foregoing actions, including the implementation of the Amended Service Agreement, will likely have a nominal adverse impact on the Company’s net income for the remainder of 2002. Nevertheless, management also believes that such actions are necessary to ensure the Company’s long-term financial viability in light of the anticipated continued downward trend in the amount of direct written premium generated by BIG’s personal (i.e., automobile and homeowners) and commercial insurance lines of business. If such actions were not taken, management of the Company believes that, given current trends, by the fourth quarter of 2002 the costs of maintaining the personnel and infrastructure necessary to continue to provide claims processing and policy administration services in connection with BIG’s personal and commercial insurance lines of business would exceed the revenue generated therefrom under the Service Agreement.

The modifications to the Company’s existing Service Agreement with BIG, as well as the corresponding reduction in the Company’s workforce, were approved by the Audit Committee of the Board of Directors of the Company on June 26, 2002. Management of the Company and the Audit Committee of the Board of Directors believe that the modifications to its service arrangements with BIG effected by the Amended Service Agreement, coupled with the cost reduction measures that have been taken to date, will improve the Company’s financial performance in the long-term and may better position the Company to potentially implement certain strategic alternatives currently being contemplated by the Special Committee of the Company’s Board of Directors. No assurances can be given, however, as to the future financial performance of the Company or as to whether any strategic alternatives will be recommended or undertaken or, if so, upon what terms and conditions.

The foregoing description of the Amended Service Agreement is qualified in its entirety by reference to (1) the Insurance Administration Services Agreement previously filed as Exhibit 10.71 to the Annual Report on Form 10-K/A for the year ended December 31, 2001 filed by the Company on April 9, 2002 and (2) the First Amendment to Insurance Administration Services Agreement, effective July 1, 2002, included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain statements contained in this Current Report, including statements regarding anticipated trends in BIG’s business, the potential impact of modifications to the Company’s service arrangements with BIG on, among other things, the Company’s financial condition and results of operations, and the other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, uncertainties regarding economic conditions and the market, uncertainties regarding BIG (including its subsidiaries), its business and financial condition, and those risks and uncertainties discussed in filings made by the Company with the Securities Exchange Commission including those risks and uncertainties contained under the heading “Item 1: Business—Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2001.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

10.1.	First Amendment to Insurance Administration Services Agreement, effective July 1, 2002, by and between Insurance Management Solutions, Inc. and each of Bankers Insurance Company, Bankers Security Insurance Company and First Community Insurance Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

By: /s/ David M. Howard

David M. Howard Chairman of the Board, President and Chief Executive Officer

Date: July 10, 2002

EXHIBIT INDEX

Exhibit No	Description

10.1	First Amendment to Insurance Administration Services Agreement, effective July 1, 2002, by and between Insurance Management Solutions, Inc. and each of Bankers Insurance Company, Bankers Security Insurance Company and First Community Insurance Company.

E-1